DGS CALIFORNIA DEPARTMENT OF GENERAL SERVICES

Governor Edmund G. Brown Jr.

June 12, 2015

CERTIFIED MAIL – RETURN RECEIPT REQUESTED

Mr. David Greenfader
Envision Solar International Inc.
9270 Trade Place
San Diego, CA 92126

Subject: Contract Number 1-15-61-16 Award Notification

Dear Mr. Greenfader,

We are pleased to accept your bid for Solicitation Number IFB DGS 1502-018. The resulting contract information is as follows:

Mobile Solar Panel Electric Vehicle Charger(s)
Contract No.: 1-15-61-16
Total Evaluated Amount: $16,427,225.00
Effective: June 12, 2015 through June 11, 2016

The contract consists of this acceptance letter, your bid, the State's Invitation for Bid (IFB) and the State's General Provisions.

The Contract User Instructions have been posted on the Department of General Services eProcurement system at https://www.bidsync.com/DPX?ac=agencycontview&contid=115616. A copy of this notification is being sent to you so that you will know the exact information which has been transmitted to the departments.

In accordance with the State's general provisions, Article #35 entitled News Releases, the Contractor shall not publish or use any information concerning this Statewide Contract in any format or media for advertising or publicity without prior written consent from the State's Contract Administrator.

If you have any questions regarding this contract, please contact Leanne Nguyen at (916) 375-4648.

Sincerely,

Leanne Nguyen
Contract Administrator
Contracts Management Unit

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